Exhibit 10.2

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION OR APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY OF ANY JURISDICTION, NOR HAS THE SEC OR ANY SUCH STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY PASSED UPON THE MERITS OF THIS OFFERING, NOR IS IT INTENDED THAT THEY WILL. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES OFFERED HEREBY CANNOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO “U.S. PERSONS” (AS SUCH TERM IS DEFINED IN REGULATION S, PROMULGATED UNDER THE SECURITIES ACT) UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE.

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) dated September 30, 2021 (the “Effective Date”), by and between Aerocentury Corp., a Delaware corporation (the “Company”), the persons listed on the signature page(s) of this Agreement (the “Investors”), and Yucheng Hu, in the capacity as the representative for the Investors in accordance with the terms and conditions of this Agreement (the “Investor Representative”).

RECITALS:

WHEREAS, on March 29, 2021, AeroCentury Corp., JetFleet Holding Corp., and JetFleet Management Corp. (collectively, the “Debtors”) commenced voluntary cases under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”), which are being jointly administered under the caption In re Aerocentury Corp., et al., Case No. 21-10636 (JTD) (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);

WHEREAS, the Debtors filed a Combined Disclosure Statement and Joint Chapter 11 Plan of AeroCentury Corp., and its Affiliated Debtors dated July 14, 2021 (the “Plan,” as it may be altered, amended, modified, or supplemented from time to time including in accordance with any documents submitted in support thereof and the Bankruptcy Code or the Bankruptcy Rules) [Docket No. 225];

WHEREAS, the Bankruptcy Court approved the Plan on an interim basis for solicitation purposes only pursuant to the Solicitation Procedures Order [Docket No. 222];

WHEREAS, the Plan consists of a toggle between (i) the Sponsored Plan, which, pursuant to the terms of the Plan Sponsor Agreement, the Debtors and the Plan Sponsor will agree to a restructuring of the Debtors’ businesses that will be implemented through the Sponsored Plan (collectively, the “Restructuring Transactions”) and (ii) the Stand-Alone Plan, whereby the Debtors’ remaining Assets will vest in the Post-Effective Date Debtors and be monetized by the Plan Administrator;

WHEREAS, the Debtors filed a Notice of Selection of Plan Sponsor on August 9, 2021 [Docket No. 254], which included as Exhibit A an Investment Term Sheet between AeroCentury and Plan Sponsor dated as of August 9, 2021 (the “Term Sheet”) setting forth the principal terms of an investment by Plan Sponsor into AeroCentury to be implemented pursuant to the Plan;

WHEREAS, the Company and each Investor are executing and delivering this Agreement in reliance upon the exemption from registration afforded by one or more of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Rule 506 of Regulation D (“Regulation D”), and Regulation S (“Regulation S”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act;

WHEREAS, each Investor, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate number of shares of the common stock, par value $0.001 per share, of the Company (the “Common Stock”), set forth opposite each Investor’s name on Exhibit A hereto (which aggregate amount for all Investors together shall collectively be referred to herein as the “Securities”); and

WHEREAS, each Investor shall pay $3.85 hereunder for each of the Securities, with an aggregate amount to be paid for all Securities of approximately $11,053,068.95 (the “Purchase Price”).

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. SALE OF COMMON STOCK

1.1 Authorization. The Company has authorized the sale and issuance of Securities to the Investors in the amounts set forth opposite each Investor’s name on Exhibit A hereto of an aggregate of 2,870,927 Securities, which represents approximately 65% of the outstanding shares of Common Stock immediately following the Closing.

1.2 Sale and Issuance of the Securities. Subject to the terms and conditions set forth in this Agreement, the Company will issue and sell to the Investors and the Investors will buy from the Company the Securities at a per share purchase price of $3.85.

1.3 Escrow. On August 16, 2021, the Investors deposited the aggregate sum of $1,650,000 (the “Escrow Deposit”) with Young Conaway Stargatt & Taylor, LLP (“Escrow Agent”) to be held and distributed in accordance with the terms of this Agreement, unexecuted the Plan Sponsor Agreement filed with the United States Bankruptcy Court for the District of Delaware on August 16, 2021, bay and among the Debtors and the Investors, and the Escrow Agreement attached hereto as Exhibit B (the “Escrow Agreement”).

SECTION 2. CLOSING DATE; DELIVERY.

2.1 Closing Date. Subject to the satisfaction or waiver of the conditions set forth in Sections 5, 6 and 7, the Closing, of the purchase and sale of the Securities shall take place at the offices of Young Conaway Stargatt & Taylor, LLP, 1000 N. King Street, Wilmington, DE 19801, at 4:00 p.m. local time, on September 30, 2021, or at such other location, date, and time as may be agreed upon between the Investors and the Company (such closing being called the “Closing” and such date and time being called the “Closing Date”) but in any event not later than September 30, 2021 so long as all of the conditions of Sections 5, 6 and 7 have been satisfied (or otherwise waived in accordance with this Agreement).

2.2 Delivery and Payment. At the Closing, the Company will deliver, or cause its transfer agent and registrar to deliver, to the Investors, through book-entry delivery with appropriate restrictive legends, registered in each Investor’s name, representing the number of Securities to be purchased by each Investor at the Closing, against payment by the Purchase Price by the Escrow Agent and the Investors, by (i) a certified or official bank check payable to the Company, (ii) by wire transfer per the Company’s instructions, or (iii) by any combination of (i) and (ii) above. The Company shall not be obligated to issue and sell any Securities unless and until it receives the entirety of the Purchase Price.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth in the disclosure schedules delivered by the Company to the Investors on the date hereof (the “Company Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, the Company represents and warrants to the Investors, as of the date hereof and as of the Closing as follows:

3.1 Organization and Standing; Certificate Of Incorporation and Bylaws. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware. The Company has requisite corporate power and authority to own its assets and to carry on its business as now conducted and proposed to be conducted and is duly qualified as a foreign corporation in each jurisdiction in which such qualification is necessary. Copies of the Certificate of Incorporation and Bylaws of the Company have been provided to Investors. Said copies remain true, correct and complete and reflect all amendments as of the Closing.

3.2 Corporate Power. Subject to entry of an order of the Bankruptcy Court approving the Plan and the Company’s entry into this Agreement, the Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, and to carry out and perform its obligations under the terms of this Agreement.

3.3 Subsidiaries. The Company owns or controls, directly or indirectly, all of the capital stock or comparable equity interests of each subsidiary free and clear of any liens or encumbrances, and all issued and outstanding shares of capital stock or comparable equity interest of each subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights; and the Company owns or controls, directly or indirectly, only the following corporations and limited liability companies:

-	ACY E-175 LLC, a Delaware limited liability company
-	ACY SN 15129 LLC, a Delaware limited liability company
-	ACY SN 19002 Limited, an English limited liability company
-	ACY SN 19003 Limited, an English limited liability company
-	JetFleet Holding Corp., a California corporation
-	JetFleet Management Corp., a California corporation
-	1314401 Alberta Inc., d/b/a JetFleet Canada, an Alberta, Canada corporation

3.4 Capitalization. The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, $0.001 par value (“Common Stock”), of which 1,545,884 shares are and will be issued and outstanding immediately prior to the Closing, and 2,000,000 shares of Preferred Stock, $0.001 par value (“Preferred Stock”), of which none are or will be issued and outstanding immediately prior to the Closing. There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights), or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock. No person, other than the Investors pursuant to this Agreement, has any right to purchase any portion of the Securities covered by this Agreement. All issued and outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and have been offered, issued, sold and delivered by the Company in compliance with applicable federal and state securities laws. The Company holds no Common Stock in its treasury.

3.5 Authorization. All corporate action on the part of the Company and its board of directors and all action on the part of the officers of the Company necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Securities and the performance of the Company’s obligations under this Agreement has been taken or will be taken prior to the Closing. No action of the Company’s stockholders is necessary for any of the foregoing actions. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms.

3.6 Private Offering; Valid Issuance.

(a) The Securities, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances other than restrictions under pertinent federal and state securities laws, rules and regulations.

(b) The Company has taken all necessary action on its part to ensure that, subject to the accuracy of the Investors’ representations in Section 4 hereof, the offer, sale and issuance of the Securities will constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities will be issued in compliance with all applicable federal and state securities laws.

(c) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) (a “Disqualification Event”) promulgated under the Securities Act, is applicable to the Company or, to the Company’s knowledge, any person listed in the first paragraph of Rule 506(d)(1), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.

3.7 No Registration, Voting or Liquidation Rights. The Company is not under any contractual obligation to register under the Securities Act any of its outstanding securities or any of its securities which may hereafter be issued. To the Company’s knowledge, no stockholder of the Company is party to any agreement with any party other than one or more Investors relating to the voting of capital shares of the Company. The Company is not under any contractual obligation to wind-up, liquidate or dissolve whether or not conditioned upon the occurrence of certain events, lapse of certain periods, or upon notice or election by one or more persons (other than by its stockholders in accordance with the requirements of applicable law) and any such past obligations.

3.8 Governmental Consent, Etc. No consent, approval, order or authorization of, or registration, qualification, designation, declaration, or filing with any governmental authority on the part of the Company (except the filing of a Schedule 14f-1 with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder) is required in connection with the valid execution and delivery of this Agreement or the offer, sale, or issuance of the Securities or other transactions contemplated hereby, except as set forth on Schedule 3.8 and the filings pursuant to Regulation D of the Securities Act, applicable state securities laws, NYSE Amex Additional Listing Application, which filings, if required, will be accomplished by the Company, at its expense, in a timely manner.

3.9 Actions. Except for the Cash Dividend (as defined below), (i) the Company has not declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock or (ii) sold, exchanged or otherwise disposed of any of its assets or rights.

3.10 Certain Transactions. Except as disclosed in the Company’s filings with the SEC, and other than pursuant to this Agreement, no officer, director or employee of the Company, or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such persons) (collectively, the “Company Insiders”), has any agreement with the Company (other than customary at-will employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of the Company (other than ownership of capital stock of the Company). The Company is not indebted to any Company Insider (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary business expenses) and no Company Insider is indebted to the Company except for cash advances for ordinary business expenses). To the Company’s knowledge, information, and belief, none of the Company Insiders has any direct or indirect interest in any person from whom or to whom the Company leases any property, or in any other person with whom the Company transacts business of any nature. For purposes of this Section 3.10, the members of the immediate family of an officer, director or employee shall consist of the spouse, parents, children and siblings of such officer, director or employee.

3.11 [Reserved].

3.12 Compliance With Other Instruments. The Company is not in violation of (i) any provisions of its Certificate of Incorporation or Bylaws, (ii) any instrument, judgment, order, writ, or decree, or (iii) any material provision of federal or state statute, rule, or regulation applicable to the Company. The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, including the issuance of the Securities, have not resulted and will not result in any violation of, or conflict with, or constitute a default under any such term or provision, or result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the assets of the Company; and there is no such violation or default or event that, with the passage of time or giving of notice or both, would constitute a violation or default that would adversely affect the business of the Company or any of its assets.

3.13 SEC Reports. The Company has filed all forms, reports, schedules, statements, registration statements, prospectuses and other documents required to be filed or furnished by the Company with the SEC under the Securities Act and the Exchange Act, as applicable, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement. Except to the extent available on the SEC’s web site through EDGAR, the Company has made available to the Investors copies in the form filed with the SEC of all of the following: (i) the Company’s Annual Reports on Form 10-K for each fiscal year of the Company beginning with the first year the Investor was required to file such a form, (ii) the Company’s Quarterly Reports on Form 10-Q for each fiscal quarter that the Investor filed such reports to disclose its quarterly financial results in each of the fiscal years of the Company referred to in clause (i) above, (iii) all other forms, reports, registration statements, prospectuses and other documents (other than preliminary materials) filed by the Company with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, reports, registration statements, prospectuses and other documents referred to in clauses (i), (ii) and (iii) above, whether or not available through EDGAR, are, collectively, the “SEC Reports”) and (iv) all certifications and statements required by (A) Rules 13a-14 or 15d-14 under the Exchange Act, and (B) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act of 2002, as amended) with respect to any report referred to in clause (i) above. The SEC Reports (x) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not, as of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other SEC Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The certifications and statements referenced in clause (iv) above are each true as of their respective dates of filing. As used in this Section 3.13, the term “file” shall be broadly construed to include any manner permitted by SEC rules and regulations in which a document or information is furnished, supplied or otherwise made available to the SEC. As of the date of this Agreement, (A) the Securities is listed on NYSE American (“NYSE Amex”), (B) the Company has not received any written deficiency notice from NYSE AMEX relating to the continued listing requirements of such Securities, and (C) there are no Actions pending or, to the Knowledge of the Company, threatened against the Company by the New York Stock Exchange (“NYSE”) and/or Financial Industry Regulatory Authority (“FINRA”) with respect to any intention by such entity to suspend, prohibit or terminate the quoting of such Securities on NYSE Amex. For purposes of this Agreement, the term “Knowledge of the Company” shall mean the actual knowledge of Harold Lyons.

3.14 Compliance with NYSE American Continued Listing Requirements. The Company is, and has no reason to believe that it shall not, upon the issuance of the Securities hereunder, continue to be, in compliance with the listing and maintenance requirements for continued listing on NYSE Amex in all material respects. Assuming the representations and warranties of the Investors set forth in Section 4 are true and correct in all material respects, the consummation of the transactions contemplated by the Plan does not contravene the rules and regulations of NYSE Amex. Except as set forth in the SEC Reports, there are no proceedings pending or threatened against the Company relating to the continued listing of the Securities on NYSE Amex and the Company has not received any notice of the delisting of the Securities from NYSE Amex.

In a telephone conversation with NYSE Amex representatives on August 9, 2021, NYSE Amex representatives informed the Company that the approval of the plan of reorganization by the Bankruptcy Court, after a vote on the plan of reorganization in which a majority of the stockholders who voted on the reorganization plan voted in favor of the plan, was a sufficient substitute for the Company seeking stockholder approval of the issuance of the Securities pursuant to NYSE Amex Rule 713, but until NYSE Amex approves an Additional Listing Application covering the Securities, the Company cannot provide any assurance that NYSE Amex will not change its position and require a further stockholder approval of the issuance of Securities in compliance with NYSE Amex Rule 713. Reference is made to the Company’s public disclosure of receipt of notice from NYSE Amex of the Company’s non-compliance with NYSE Amex’s stockholders’ equity continued listing standards set forth in NYSE American Company Guide Section 1003(a)(ii); the Company has not received any notice from NYSE Amex either suspending, discontinuing, or indicating NYSE’s Amex’s intent to suspend or discontinue the listing of the Company’s stock as a result of such non-compliance. Reference is made to Section 1002 of the NYSE American Company Guide (“Company Guide”) and the ability of NYSE Amex to suspend or discontinue the listing of an issuer’s shares based on events set forth such Section 1002 of the Company Guide; the Company has not received any notice from NYSE Amex’s intent to suspend or discontinue the listing of the Company’s stock based on Section 1002 of the Company Guide.

3.15 Not An Investment Company. The Company is not, and as a result of the sale of the Securities to the Investors will not be, required to register under the U.S. Investment Company Act of 1940, as amended.

3.16 DWAC Eligible. The Company’s Common Stock is currently eligible at the Depository Trust Company (“DTC”) for services pursuant to DTC’s operational arrangements, and the Company has not received any notice from DTC of its intent to discontinue such services.

3.17 [Reserved].

3.18 Foreign Corrupt Practices. Neither the Company, nor, to the Knowledge of the Company, any director, officer, agent, employee, or other person associated with or acting on behalf of the Company has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

3.19 Books And Records. The books of account, minute books, stock record books, and other records of the Company, have been made available to Investors, have been properly kept and contain no inaccuracies except for inaccuracies that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company.

3.20 [Reserved].

3.21 Absence of Certain Changes or Events. Since the date of the balance sheet included in the most recent financials filed with the SEC (the “Latest Balance Sheet Date”), the Company has:

(a) not waived or compromised any valuable right or material debt owed to it;

(b) not incurred any material obligation, liability or commitment (fixed or contingent), except trade obligations in the ordinary course of business; and

(c) not declared , set aside, or paid any distribution in respect of any of the Company’s capital stock, or made any direct or indirect redemption, purchase, or other acquisition of any of such stock.

3.22 Tax Matters.

(a) To the Company’s knowledge: (i) the Company has timely filed all returns, declarations, reports, estimates, information returns, and statements, including any schedules and amendments to such documents (“Company Returns”), that were due and required to be filed in respect of any Taxes by any taxing authority having jurisdiction; (ii) all such Company Returns are complete and accurate in all material respects; (iii) to the extent not precluded as a result of the filing of the Chapter 11 Cases, the Company has timely and properly paid all Taxes required to be paid by it; (iv) the Company has established , in accordance with GAAP, reserves that are adequate for the payment of any Taxes not yet due and payable; and (v) the Company has complied with all applicable laws, rules, and regulations relating to the collection or withholding of Taxes from third parties, including without limitation employees, and the payment thereof (including withholding of Taxes under Internal Revenue Code of 1986 (“Code”) Sections 1441 and 1442).

(b) For all purposes of this Agreement, the terms “Tax” and “Taxes” shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, environmental taxes, customs duties, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, workers’ compensation, employment-related insurance, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other governmental tax, fee, assessment or charge of any kind whatsoever including any interest, penalties or additions to any Tax or additional amounts in respect of the foregoing.

(c) There have been made available to the Investors true and complete copies of all Company tax returns with respect to taxes based on net income and any other Company tax returns requested by the Investors that may be relevant to the Company or its respective business, assets, or operations for any and all taxable periods ending before the date hereof and for any other taxable periods that remain subject to audit or investigation by any tax authority.

(d) The Company is a corporation or association taxable as a corporation for federal income tax purposes.

3.23 Brokers or Finders. Except as set forth on Schedule 3.23, neither the Investors nor the Company have nor will incur, directly, or indirectly, as a result of any action taken by or on behalf of the Company, any liability for brokerage or finders’ fees in connection with the transactions contemplated hereby.

3.24 Disclosure. Neither this Agreement, nor any other written statement furnished to the Investors or their counsel in connection with the offer and sale of the Securities contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein or herein not misleading in the light of the circumstances under which they were made. There is no fact which the Company has not disclosed to the Investors in writing that, to the knowledge of the Company, materially adversely affects, the ability of the Company to perform this Agreement or the other actions contemplated herein.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

The Investors, severally and not jointly, hereby represent and warrant to the Company, as of the date hereof and as of the Closing, as follows:

4.1 Business and Financial Experience. Each Investor is an accredited investor within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and has such knowledge and experience in financial and business matters that each Investor is capable of evaluating the merits and risks of the Investor’s purchase of Securities as contemplated by this Agreement. Each Investor’s financial situation is such that such Investor can afford to bear the economic risk of holding the Securities for an indefinite period of time and suffer complete loss of such Investor’s investment.

4.2 Non-U.S. Person. Each Investor is not a “U.S. Person” as defined by Regulation S and is not acquiring the Securities for the account or benefit of a U.S. Person. Each Investor acknowledges that the Investor was not in the United States at the time the offer to purchase the Securities was received from the Company and that all substantive negotiations and communications between the Investors and the Company have occurred outside the United States. Each Investor agrees not to engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act.

4.3 Investment Intent; Blue Sky. Each Investor is acquiring the Securities for investment for such Investor’s own account, not as a nominee or agent, and not with a view to or for resale in connection with any distribution thereof. Each Investor understands that the issuance of the Securities has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the Investor’s true and correct state of domicile, upon which the Company may rely for the purpose of complying with applicable Blue Sky laws.

4.4 Rule 144. Each Investor acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Each Investor is aware of the provisions of Rule 144 promulgated under the Securities Act that permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, cessation of status as a “shell company” as defined pursuant to the Securities Act, the existence of a public market for the shares, the availability of certain current public information about the Company, required holding periods, the sale being effected through a “broker’s transaction” or in a transaction directly with a “market maker”, and applicable volume limitations. The Company makes no representation as to the future availability of any exemption from such registration requirements.

4.5 Restrictions on Transfer; Restrictive Legends. Each Investor understands that the transfer of the Securities, if applicable, is restricted by applicable state and federal securities laws, and that the certificates representing the Securities will be imprinted with legends restricting transfer except in compliance therewith.

4.6 Access To Company Information. Each Investor has had an opportunity to review and discuss the Company’s business, management, and financial affairs with the Company’s management. Each Investor understands that such discussions, as well as any written information issued by the Company, were intended to describe the material aspects of the Company’s business. Each Investor has also had an opportunity to review all materials provided to them by the Company in connection with this Agreement and to ask questions of the officers of the Company.

4.7 Authorization. All action on the part of each Investor necessary for the authorization, execution, delivery, and performance of this Agreement by the Investor, the purchase of and payment for the Securities and the performance of all of such Investor’s obligations under this Agreement has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by each Investor, shall constitute the valid and binding obligation of each Investor, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies. The execution of this Agreement and consummation by Investors of the transactions on their part contemplated herein will not breach or violate any order or judgment of any court or governmental agency or any contract or agreement to which any of the Investors is a party or may be bound.

4.8 Brokers or Finders. The Company has not and will not incur, directly or indirectly, as a result of any action taken by any Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby. Without limiting generality of the foregoing, the Investors shall pay and be solely responsible for, and shall indemnify and hold the Company harmless firm and against any claim relating to, any fees, compensation or remuneration due or owing to the Breckenridge Group and Robert G. Oliver.

4.9 No Violations, Etc. None of the Investors has had a criminal conviction; been the subject of any regulatory enforcement action or any civil order or judgment involving financial fraud or wrongdoing; or been denied or had revoked any license or permit involving securities or any financial business.

SECTION 5. CONDITIONS TO EACH PARTY’S OBLIGATIONS.

The obligations of each Party to consummate the transactions described herein shall be subject to the satisfaction or written waiver (where permissible) by the Company and the Investor Representative of the following conditions:

5.1 Required Bankruptcy Court Approval. The Bankruptcy Court shall have entered an order confirming the Plan.

5.2 Plan Effective Date. The date on which all conditions to effectiveness of the Plan have been satisfied and the effectiveness of the Plan has been declared by the Company, in consultation with the Investor Representative, (the “Plan Effective Date”) is on or before September 30, 2021.

5.3 No Objection. NYSE Amex shall have raised no objection to the consummation of the transactions contemplated by the Plan and the publicly traded shares of Common Stock shall not have been delisted from NYSE Amex.

5.4 No Stop Order. No stop order or suspension of trading shall have been imposed by NYSE Amex, the SEC, or any other governmental or regulatory body with respect to public trading in the publicly traded shares of Common Stock.

5.5 Additional Listing. The Company shall have filed the NYSE Amex Additional Listing Application with NYSE for the listing of the Securities, a copy of which have been provided to the Investor Representative.

5.6 Securities Registration. The Securities are registered under Section 12(b) of the Exchange Act, and the Company has not taken any action designed to or likely to have the effect of termination the registration of the Securities under the Exchange Act.

SECTION 6. CONDITIONS TO CLOSING OF THE PURCHASERS.

The Investors obligation to purchase the Securities is, unless waived in writing by the Investor Representative, subject to the fulfillment as of the Closing Date of the following conditions:

6.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date.

6.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company have been performed or complied with in all material respects.

6.3 Compliance Certificate. The Company shall have delivered to the Investors a certificate of the Company executed by the President and Chief Executive Officer of the Company, dated as of the Closing Date certifying to the fulfillment of the conditions specified in Sections 6.1 and 6.2 of this Agreement.

6.4 Certificate of Incorporation. The Amended and Restated Certificate of Incorporation, substantially in the form of Exhibit C attached hereto (“Restated Certificate”), shall have been filed with the Secretary of State of Delaware.

6.5 Bylaws. The Amended and Restated Bylaws, substantially in the form of Exhibit D attached hereto (“Restated Bylaws”), shall have been adopted by the bylaws for the Company.

6.6 Stockholders. As of the Plan Effective Date, the existing holders of the Common Stock shall be entitled retain all interests in such Common Stock without impairment or cancellation.

6.7 UK Subsidiaries. ACY SN 19002 Limited and ACY 19003 Limited (collectively, the “UK Entities”) shall have remitted any cash, including the full amount of the tax refunds received by UK Entities prior to the Plan Effective Date, to JetFleet Holding Corp., a California corporation (“JHC”), and concurrent with the Plan Effective Date, the Company shall transfer to JHC 100% of the ownership interests of ACY SN 15129 LLC, a Delaware limited liability company, JetFleet Management Corp., a California corporation, 1314401 Alberta Inc., d/b/a JetFleet Canada, an Alberta, Canada corporation, and the UK Entities.

6.8 Board of Directors. The Company shall have taken all actions necessary to establish the total number of directors constituting the Board of Directors of the Company as five (5) directors and Yucheng Hu, Florence Ng, Jianan Jiang, Qin Yao, and Siyuan Zhu shall have been appointed or elected, as applicable, to serve as directors of the Company effective as of 12:01 a.m. Pacific Time on October 1, 2021.

6.9 Employment Agreements. All of the Company’s employment agreements or relationships, written or oral, shall have been cancelled as of the Closing Date.

6.10 Required Notice. The Company shall have properly prepared, filed with the SEC and dispatched to stockholders the Form 14f-1 and the 10-day period required by Rule 14f-1 shall have elapsed. Notwithstanding the foregoing, the Investors shall bear the costs and expenses of drafting, printing, mailing and filing the Form 14f-1.

6.11 Resignations and Terminations. Each of the Company’s officers and employees shall have resigned or been terminated in writing (and provided a full release of any and all liabilities against the Company) by the Company effective as of the Closing, and all existing members of the Board of Directors shall have delivered their written resignations from the Board of Directors, effective as of the Closing.

6.12 Share and Warrant Certificates. The Company (or its authorized transfer agent and registrar) shall have issued and delivered to the Investors certificates representing the Securities in accordance with this Agreement.

6.13 [Reserved].

6.14 Proceedings. On or before the Closing Date, all actions, proceedings, instruments and documents required by, or on behalf of, the Company to execute, deliver and carry out this Agreement, and all agreements incidental hereto, and all other related legal matters, shall be reasonably satisfactory to the Investors and their counsel.

6.15 No Material Event. The Investors shall not have discovered any material error in, misstatement of or omission to disclose any material fact relating to the Company.

6.16 Reports and Returns. The Company shall have timely filed its Form 10-Q for the quarter ended June 30, 2021 and such other periodic reports as may be required to be filed with the SEC and shall have filed federal and state tax returns for such fiscal year to the extent required to be filed prior to the Closing.

SECTION 7. CONDITIONS TO CLOSING OF THE COMPANY.

The Company’s obligation to issue and sell and issue the Securities is, unless waived in writing by the Company, subject to the fulfillment as of the Closing Date of the following conditions:

7.1 Representations and Warranties Correct. The representations and warranties made by the Investors in Section 4 hereof shall be true and correct in all material respects as of the Closing Date.

7.2 Covenants. All covenants, agreements, and conditions contained in this Agreement to be performed or complied with by the Investors on or prior to the Closing Date shall have been performed or complied with in all material respects.

7.3 Compliance Certificate. The Investors shall have delivered to the Company a certificate executed by each of the Investors dated as of the Closing Date certifying to the fulfillment of the conditions specified in Sections 7.1 and 7.2.

7.4 Required Notice. The Company shall have properly prepared, filed with the SEC and dispatched to stockholders the Form 14f-1 and the 10-day period required by Rule 14f-1 shall have elapsed.

SECTION 8. COVENANTS OF THE COMPANY.

8.1 Other Offers. Pending consummation of the transactions contemplated herein, the Company shall not seek or solicit other purchasers of the Company or any equity interest in the Company or otherwise entertain any proposal therefor, subject, however, to the fiduciary responsibility of the Company’s Board of Directors.

8.2 Regulatory Reports. As soon as practicable on or after the Effective Date, the Company shall file with the SEC and dispatch to its stockholders an information statement (the “Form 14f-1”) satisfying all of the requirements of Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder with respect to this Agreement and the transactions contemplated hereby. The Company shall prepare and file timely with the SEC, state securities departments and other applicable regulatory authorities, including FINRA, such other reports or other filings as may be required in connection with the transactions contemplated herein.

8.3 Disclosure Review. The Company will furnish to the Investors copies of all documents disclosing this Agreement, the transactions contemplated herein and other of the matters discussed herein that the Company proposes to file with the SEC, including all amendments, supplements or exhibits thereto. All such copies must be provided sufficiently in advance to provide a reasonable opportunity to review such document and comment thereon. The Company agrees not to file any document described in this Section 8.3 if an Investor has expressed its objection to such filing or the substance thereof. Notwithstanding this Section 8.3, if (i) no Investor has communicated an objection and (ii) three business days have elapsed since the date on which all Investors received a copy of a proposed filing, then the Company may file such document with the SEC.

8.4 Dividend. As promptly as practicable following the Plan Effective Date, the Company will make a cash dividend distribution to Legacy ACY Shareholders (as defined below) in the aggregate amount of $1,000,000 (“Cash Dividend”). For the purpose of this agreement “Legacy ACY Shareholders” means any holder of Common Stock as the day prior to the Plan Effective Date.

8.5 JHC Series A Preferred Stock. Concurrent with the Closing, the Company will enter into a Series A Preferred Stock Purchase Agreement with JHC, substantially in the form of Exhibit E attached hereto, for the purchase of 104,082 shares of Series A Preferred Stock of JHC for an aggregate purchase price of $2,000,000.

SECTION 9. INVESTOR REPRESENTATIVE.

9.1 By the execution and delivery of this Agreement, each Investor, on behalf of itself and its successors and assigns, hereby irrevocably constitutes and appoints Yucheng Hu in his capacity as the Investor Representative, as the true and lawful agent and attorney-in-fact of such Investor with full powers of substitution to act in the name, place and stead of thereof with respect to the performance on behalf of such Investor under the terms and provisions of this Agreement and the Escrow Agreement to which the Investor Representative is a party, as the same may be from time to time amended, and to do or refrain from doing all such further acts and things, and to execute all such documents on behalf of such Investor, if any, as the Investor Representative will deem necessary or appropriate in connection with any of the transactions contemplated under this Agreement or Escrow Agreement, including: (i) acting on behalf of such Investor under the Escrow Agreement; (ii) terminating, amending or waiving on behalf of such Investor any provision of this Agreement or the Escrow Agreement to which the Investor Representative is a party (provided, that any such action, if material to the rights and obligations of Investors in the reasonable judgment of the Investor Representative, will be taken in the same manner with respect to all Investors unless otherwise agreed by each Investor who is subject to any disparate treatment of a potentially material and adverse nature); (iii) signing on behalf of such Investor any releases or other documents with respect to any dispute or remedy arising under this Agreement or Escrow Agreement; (iv) employing and obtaining the advice of legal counsel, accountants and other professional advisors as the Investor Representative, in its reasonable discretion, deems necessary or advisable in the performance of its duties as the Investor Representative and to rely on their advice and counsel; (v) incurring and paying reasonable out-of-pocket costs and expenses, including fees of brokers, attorneys and accountants incurred pursuant to the transactions contemplated hereby, and any other reasonable out-of-pocket fees and expenses allocable or in any way relating to such transaction, whether incurred prior or subsequent to Closing; (vi) receiving all or any portion of the Escrow Deposit provided to the Investors under the Escrow Agreement and to distribute the same to the Investors as applicable; and (vii) otherwise enforcing the rights and obligations of any such Investors under this Agreement and the Escrow Agreement, including giving and receiving all notices and communications hereunder or thereunder on behalf of such Investor. All decisions and actions by the Investor Representative, including any agreement between the Investor Representative and the Company related to this Agreement and the Escrow Agreement, shall be binding upon the Investors and their respective successors and assigns, and neither they nor any other Party shall have the right to object, dissent, protest or otherwise contest the same. The provisions of this Section 9.1 are irrevocable and coupled with an interest. The Investor Representative hereby accepts its appointment and authorization as the Investor Representative under this Agreement

9.2 The Company and the Escrow Agent may conclusively and absolutely rely, without inquiry, upon any actions of the Investor Representative as the acts of the Investors hereunder or the Escrow Agreement. The Company and the Escrow Agent shall not have any liability to any Investors for any allocation or distribution among the Investors by the Investor Representative of payments made to or at the direction of the Investor Representative. All notices or other communications required to be made or delivered to an Investor under this Agreement or the Escrow Agreement shall be made to the Investor Representative for the benefit of such Investor, and any notices so made shall discharge in full all notice requirements of the other parties hereto or thereto to such Investor with respect thereto. All notices or other communications required to be made or delivered by an Investor shall be made by the Investor Representative (except for a notice under Section 9.4 of the replacement of the Investor Representative).

9.3 The Investor Representative will act for the Investors on all of the matters set forth in this Agreement in the manner the Investor Representative believes to be in the best interest of the Investors, but the Investor Representative will not be responsible to the Investors for any losses that any Investor may suffer by reason of the performance by the Investor Representative of the Investor Representative’s duties under this Agreement, other than Losses arising from the bad faith, gross negligence or willful misconduct by the Investor Representative in the performance of its duties under this Agreement. The Investors do hereby jointly and severally agree to indemnify, defend and hold the Investor Representative harmless from and against any and all losses reasonably incurred or suffered as a result of the performance of the Investor Representative’s duties under this Agreement, except for any such liability arising out of the bad faith, gross negligence or willful misconduct of the Investor Representative. In no event shall the Investor Representative in such capacity be liable to the Investors hereunder or in connection herewith for any indirect, punitive, special or consequential damages. The Investor Representative shall not be liable for any act done or omitted under this Agreement or the Escrow Agreement as the Investor Representative while acting in good faith and without willful misconduct or gross negligence, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Investor Representative shall be fully protected in relying upon any written notice, demand, certificate or document that it in good faith believes to be genuine, including facsimiles or copies thereof. In connection with the performance of its rights and obligations hereunder, the Investor Representative shall have the right at any time and from time to time to select and engage, at the reasonable cost and expense of the Investors, attorneys, accountants, investment bankers, advisors, consultants and clerical personnel and obtain such other professional and expert assistance, maintain such records and incur other reasonable out-of-pocket expenses, as the Investor Representative may reasonably deem necessary or appropriate from time to time, but the Investor Representative will not be entitled to any fee, commission or other compensation for the performance of its services hereunder. All of the indemnities, immunities, releases and powers granted to the Investor Representative under this Section 9.3 shall survive the Closing and continue indefinitely.

9.4 If the Investor Representative shall die, become disabled, resign, or otherwise be unable or unwilling to fulfill his responsibilities as representative and agent of Investors, then the Investors shall, within ten (10) days after such death, disability, resignation, or other event, appoint a successor Investor Representative (by vote or written consent of the Investors), and promptly thereafter (but in any event within two (2) business days after such appointment) notify the Company in writing of the identity of such successor. Any such successor so appointed shall become the “Investor Representative” for purposes of this Agreement.

SECTION 10. MISCELLANEOUS.

10.1 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to conflict of laws provisions.

10.2 Entire Agreement; Amendment. This Agreement, and any other documents delivered pursuant hereto, including exhibits or schedules hereto constitute the full and entire understanding and agreement among the parties with regard to the subject hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Investor Representative.

10.3 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by electronic mail, facsimile transmission, by hand or by messenger or overnight express, addressed:

(a) if to any Investors to be delivered in care of the Investor Representative.

(b) if to the Investor Representative, to:

Yucheng Hu

Floor 7 Suite AB, Yuanyang Guangha

International Chaoyang District

Beijing, China

Email: huyucheng@me.com

or at such other address as the Investor Representative shall have furnished to the Company with a copy to (which copy shall not constitute notice):

Lewis Brisbois Bisgaard & Smith LLP

2020 West El Camino Avenue, Suite 700

Sacramento, CA 95833

Attn: John P. Yung

Facsimile: 916.564.5444

Email: John.yung@lewisbrisbois.com

(c) if to the Company, to:

AeroCentury Corp., et al.

1440 Chapin Avenue, Suite 310

Burlingame, California 92618

Attention: Harold M. Lyons

Email: hal.lyons@aerocentury.com

or at such other address as the Company shall have furnished to the Investor Representative with a copy to (which copy shall not constitute notice):

Young Conaway Stargatt & Taylor, LLP

Rodney Square

1000 N. King Street

Wilmington, DE 19801

Attention: Joseph Barry, Craig D. Grear, and Joseph Mulvihill

Facsimile: (302)576-3296

Email:    jbarry@ycst.com

cgrear@ycst.com

jmulvihill@ycst.com

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when received if delivered personally, if sent by electronic mail or facsimile, the first business day after the date of confirmation that the electronic mail or facsimile, as applicable, has been successfully transmitted to the email address or facsimile number, as applicable, for the party notified, or, if sent by mail, at the earlier of its receipt and seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

10.4 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of another party under this Agreement, shall impair any such right, power, or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall nay waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

10.5 Expenses. Each party will pay all of their expenses, including without limitation counsel or other professional fees and disbursements but excluding any brokerage or finders’ fees or agents’ commissions or any similar charges, reasonably incurred in connection with the negotiation and preparation of this Agreement and the transactions contemplated herein.

10.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument.

10.7 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, which shall be replaced with an enforceable provision closest in intent and economic effect as the severed provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

10.8 Title and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.9 Knowledge Convention. For all purposes of this Agreement, the term “knowledge” means, with respect to an individual, that such individual is actually aware of a particular fact or other matter, with no obligation to conduct any inquiry or other investigation to determine the accuracy of such fact or other matter. A person other than an individual shall be deemed to have knowledge of a particular fact or other matter if the officers, directors or other management personnel of such person had knowledge of such fact or other matter.

10.10 Survival of Warranties. The representations and warranties of the Company and the Investors contained in or made pursuant to this Agreement shall survive execution and delivery of this Agreement and the Closing for a period of two years and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

10.11 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, as the case may be.

10.12 Further Assurances. Each party hereto agrees to do all acts and things, and to make, execute and delivery such written instruments, as shall from time to time be reasonably required to carry out the terms and provisions of this Agreement.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the day and year first above written.

The Company:

Aerocentury Corp.

By:	/s/ Michael Magnusson
Name:	President
Title:

Investors:

/s/ Yucheng Hu
Yucheng Hu

/s/ TongTong Ma
TongTong Ma

/s/ Qiang Zhang
Qiang Zhang

/s/ Yanhua Li
Yanhua Li

/s/ Yiyi Huang
Yiyi Huang

/s/ Yu Wang
Yu Wang

/s/ Hao Yang
Hao Yang

/s/ Jing Li
Jing Li

/s/ Yeh Cheng
Yeh Cheng

Investor Representative:

/s/ Yucheng Hu
Yucheng Hu

[Signature Page to Securities Purchase Agreement]

Exhibit A

SCHEDULE OF INVESTORS

Name and Address of Purchaser	Shares	Investment
Yucheng Hu Group 7,Yantai Village, Liaoye Town, Yingshan, Sichuan, China 637700	1,598,201	$6,153,073.85
TongTong Ma 4-3-8 Guofeng Community, Congtai District, Handan, Hebei, China 056000	181,818	$699,999.30
Qiang Zhang Group 6,Yantai Village, Liaoye Town, Yingshan, Sichuan, China 637700	207,792	$799,999.20
Yanhua Li 58 Litao Hutong, Fusan Village, Dianshang, Handan, Hebei, China 057350	194,805	$749,999.25
Yiyi Huang Huoli Kangcheng Community, Houjiatang Street, Yuhua District, Changsha, Hunan, China 410000	168,831	$649,999.35
Yu Wang D1988 Jindi Sanqianfu, Leifeng Road, Wangcheng, Changsha, Hunan, China 410000	51,948	$199,999.80
Hao Yang G2-102 Xinchengshijia, Renmin East Road 398, Changsha, Hunan, China 410000	207,792	$799,999.20
Jing Li 6 Floor, Sigma Plaza, No. 49 Zhichun Road, Haidian District, Beijing, China 100000	181,818	$699,999.30
Yeh Cheng World Trade Apartment, Building B, Apartment 5e, Beijing,China 100001	77,922	$299,999.70